Ex. 23(d)(7)(a)





                   SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT

                               BRAZOS MUTUAL FUNDS

                     BRAZOS REAL ESTATE SECURITIES PORTFOLIO



     This agreement supplements the Investment Advisory Agreement (the "Agreement") between Brazos Mutual Funds (the "Funds") and John McStay Investment Counsel, L.P. ("JMIC"), the investment advisor to the Funds, dated June 24, 2004.

     Effective on January 1, 2005, JMIC changed its name to Brazos Capital Management, L.P. As a result, references to JMIC in the Agreement hereby are replaced with Brazos Capital Management, L.P.





                                            BRAZOS MUTUAL FUNDS



                                            By: /s/ Wayne G. Willems
                                               -----------------------------
                                            Title: President




                                            BRAZOS CAPITAL MANAGEMENT, L.P.



                                            By: /s/ Benjamin C. Bell, Jr.
                                                ----------------------------
                                            Title: President